Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in the Pre-Effective Amendment No. 2 to the Registration Statement (No. 333-142543) on Form S-1 of Abington Bancorp, Inc., of our report on Abington Community Bancorp, Inc., dated as of March 5, 2007, appearing in the Prospectus, which is part of the Registration Statement.

We also consent to the references to us under the headings “Experts” and “Legal and Tax Opinions” in such Prospectus.

/s/ BEARD MILLER COMPANY LLP

Beard Miller Company LLP

Harrisburg, Pennsylvania

May 10, 2007